UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 19, 2004
Date of Report (Date of earliest event reported)

Matria Healthcare, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20619	58-2205984

(Commission File Number)	(IRS Employer Identification No.)

1850 Parkway Place, Marietta, GA	30067

(Address of Principal Executive Offices)	(Zip Code)

770-767-4500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d). Election of Director.

     On October 19, 2004, the Board of Directors of Matria Healthcare, Inc. (the “Company”), by resolution, approved an expansion of the Company’s Board of Directors from nine to ten members, and appointed Joseph G. Bleser to its Board of Directors as a Class III director to fill the vacancy created by the expansion. There is no arrangement or understanding between Mr. Bleser and any other person pursuant to which Mr. Bleser was selected as a director. Mr. Bleser will serve on the Audit Committee of the Company’s Board of Directors.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

     On October 19, 2004, the Company’s Board of Directors amended Section 2 “Compliance with Accounting Procedures” of the Company’s Code of Conduct to provide for greater detail regarding management’s role in instituting and monitoring the operation of the Company’s internal controls and procedures. The amendment also provides enhanced procedural requirements relating to any deviation by management from the Company’s internal controls policy.

     The Company’s Code of Conduct, as amended, is attached as Exhibit 14 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     14. Code of Conduct of Matria Healthcare, Inc., as amended on October 19, 2004.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matria Healthcare, Inc.
By:	/s/ Parker H. Petit
Parker H. Petit
Chairman and Chief Executive Officer

Dated: October 25, 2004

Exhibit Index

Exhibit
Number	Description of Exhibits
14.	Code of Conduct of Matria Healthcare, Inc., as amended on October 19, 2004.